Calculation of Filing Fee Tables
S-8
Knightscope, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.001 per share	457(a)	715,463	$ 4.08	$ 2,919,089.04	0.0001381	$ 403.13
2	Equity	Class A Common Stock, par value $0.001 per share	457(a)	5,000,000	$ 4.08	$ 20,400,000.00	0.0001381	$ 2,817.24
Total Offering Amounts:						$ 23,319,089.04		$ 3,220.37
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 3,220.37
Offering Note
[1]	Knightscope, Inc., a Delaware corporation (the "Registrant"), is filing this Registration Statement to register 715,463 shares of Class A common stock, par value $0.001 per share (the "Class A Common Stock"), for issuance under the Knightscope, Inc. 2022 Equity Incentive Plan, as amended (the "2022 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock, which may become issuable pursuant to the provisions of the 2022 Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock. The number of shares of Class A Common Stock available for issuance under the 2022 Plan is subject to an annual increase on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on (and including) January 1, 2032, in an amount equal to the lesser of (x) 5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock, par value $0.001 per share ("Class B Common Stock"), outstanding on December 31st of the immediately preceding calendar year (rounded up to the nearest whole share) and (y) an amount determined by the Plan Administrator (as defined in the 2022 Plan) (the "Evergreen Provision"). Accordingly, the number of shares of Class A Common Stock available for issuance under the 2022 Plan was increased by 626,525 shares, effective January 1, 2026, which is equal to 5% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of December 31, 2025, and by 88,938 shares, effective January 1, 2024, which is equal to 5% of the total number of shares of Class A Common Stock and Class B Common Stock outstanding as of December 31, 2023. This Registration Statement registers the 715,463 additional shares of Class A Common Stock available for issuance under the 2022 Plan as of January 1, 2026 as a result of the 2026 and 2024 Evergreen Provisions. Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Class A Common Stock as reported on The Nasdaq Capital Market on March 20, 2026.

[2]	The Registrant is filing this Registration Statement to register 5,000,000 shares of Class A Common Stock for issuance under the Knightscope, Inc. 2025 Equity Inducement Plan (the "Inducement Plan"). Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional and indeterminate number of shares of Class A Common Stock, which may become issuable pursuant to the provisions of the Inducement Plan relating to adjustments for changes resulting from a stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock. Consists of 5,000,000 shares of Class A Common Stock that may become issuable under the Inducement Plan pursuant to its terms. Estimated in accordance with Rule 457(h) promulgated under the Securities Act solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Class A Common Stock as reported on The Nasdaq Capital Market on March 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources